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Exhibit 23(a). Consent of PricewaterhouseCoopers LLP




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated November 2, 2001 relating to the consolidated financial statements and financial statement schedules included in Keithley Instruments, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP.

Cleveland, Ohio
May 10, 2002